UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 3, 2013

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering, Suite 250, Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4490

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David DeMarco

On October 3, 2013, David DeMarco resigned as the President, Chief Executive Officer and a director of the Company, effective immediately. In submitting his resignation, Mr. DeMarco did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Appointment of Bruno Mosimann

Effective October 3, 2013, the board of directors of the Company appointed Bruno Mosimann as the interim Chief Executive Officer of the Company. Mr. Mosimann has been a director of the Company since May 2006. Since July 1985, he has been the President and Managing Director of Romofin AG, a firm that supplies investment management services to its customers.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Letter of Resignation from David DeMarco, dated October 3, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: October 4, 2013	BY:	/s/ DONALD GIANNATTASIO
Donald Giannattasio Chief Financial Officer

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